Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion, in this Registration Statement on Form S-1 of Capricor Therapeutics, Inc. of our report dated March 6, 2015, with respect to the consolidated financial statements of Capricor Therapeutics, Inc. for the years ended December 31, 2014 and 2013.

We also consent to the reference of our firm under the caption “Experts” in such Registration Statement.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

March 6, 2015